[LOGO]	Washington Mutual	[LOGO]	National Tailored Financial Solutions

December 11, 2001
DRAFT 19: NOT FOR RELEASE
[December 10, 2001/ 8pmPT]

Washington Mutual Purchases the National Australia Bank's U.S.
Mortgage Banking Operations; Agrees to Subservice the National’s
Mortgage Portfolio

The National retains mortgage servicing rights for measured exit

         SEATTLE, WASHINGTON and MELBOURNE, AUSTRALIA - Washington Mutual, Inc. (NYSE: WM) today signed a definitive agreement to acquire for cash the operating assets of HomeSide Lending, Inc., the U.S. mortgage unit of the National Australia Bank Limited (the "National") (ASX: NAB; NYSE: NAB). In addition, Washington Mutual will subservice HomeSide's US$187.4 (A$363.9) billion mortgage servicing portfolio, representing approximately 2 million customers.

         The National will retain its financial interest in the mortgage servicing rights to be subserviced by Washington Mutual, the related hedges and certain other HomeSide assets and liabilities. The mortgage servicing rights will be in run-off mode and will continue to be managed by a National team assisted by external consultants including BlackRock and Cohane Rafferty Securities. Washington Mutual will acquire the HomeSide servicing technology and other corporate assets. The acquisition includes HomeSide’s wholesale, correspondent and consumer direct production channels and servicing sites in Jacksonville, Florida and San Antonio, Texas.

         Under the terms of the agreement, Washington Mutual will acquire US$1.9 (A$3.7) billion in HomeSide assets, including US$1.8 (A$3.5) billion of performing warehoused prime residential mortgage loans. Washington Mutual will pay a US$25 (A$49) million premium over the value of the acquired assets. The transaction is expected to be modestly accretive to Washington Mutual’s 2002 earnings per share.

         “This acquisition is a logical next step in our continuing effort to build out our mortgage business, and it increases fee income without acquiring additional mortgage servicing rights,” said Kerry Killinger, Washington Mutual’s chairman, president and chief executive officer. “It adds a technology platform to support a subservicing capability, while simultaneously increasing our loan servicing capacity and creating opportunities for greater efficiencies.”

         Frank Cicutto, managing director and chief executive officer of the National Australia Bank said, “This transaction is the result of an extensive and competitive sale process focused on three objectives – value, timing and transaction certainty. This is a good result; it provides the best solution and a measured way to exit the mortgage business in the U.S. Also, it is consistent with our previously announced intention to pursue a sale of HomeSide and concentrate on growing our core banking and wealth management franchises in Australia, the United Kingdom and New Zealand. This transaction allows us to move the mortgage servicing rights into run-off mode and take advantage of sale opportunities that may arise at a more opportune time in the market cycle. Moreover, we are pleased to be associated with the leading player in the U.S. mortgage market.”

         Mr. Killinger said that Washington Mutual will begin integrating HomeSide’s technology and operational platform after fully integrating the Fleet Mortgage and Dime/North American Mortgage acquisitions, which the company expects to complete in 2002. Washington Mutual sees specific opportunities to leverage the HomeSide servicing technology and operations to complement and enhance Washington Mutual’s servicing platform.

         “Consistent with our previous acquisitions, we expect to find significant opportunities for HomeSide employees as they join Washington Mutual,” added Craig S. Davis, president, Washington Mutual Home Loans and Insurance Services Group. “We look forward to welcoming these valued employees to the Washington Mutual family.”

         The transaction is anticipated to close in the first quarter of 2002, subject to customary closing conditions.

         Morgan Stanley and Heller Ehrman White & McAuliffe LLP represented Washington Mutual. The National Australia Bank was represented by Cohane Rafferty, Merrill Lynch and Sullivan & Cromwell.

About the National Australia Bank Limited

The National Australia Bank is an international financial services group, providing a comprehensive and integrated range of financial products and services across four continents and 15 countries. As of September 30, 2001, the Group had total assets of US$193 (A$375) billion with more than 8.2 million banking customers and 2.8 million wealth management clients. It is the largest financial services institution, by market capitalization, listed on the Australian Stock Exchange Limited and was listed as the 20th largest financial services company in the world by profitability in Fortune magazine’s July 2001 edition. Additional information on the National Australia Bank is available at www.national.com.au.

About HomeSide Lending, Inc.

HomeSide, ranked as one of the top ten largest residential mortgage lenders in the U.S., is the operating subsidiary of HomeSide International, Inc., a wholly owned subsidiary of the National Australia Bank (ASX: NAB; NYSE: NAB). Headquartered in Jacksonville, Florida, HomeSide has a servicing portfolio of approximately US$187.4 (A$363.9) billion, representing 2 million homeowners. Additional information about HomeSide is available at www.homeside.com. HomeSide Lending is an Equal Housing Lender.

About Washington Mutual, Inc.

With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At Sept. 30, 2001, Washington Mutual and its subsidiaries had consolidated assets of US$223.6 (A$434.2) billion. Washington Mutual currently operates approximately 2,300 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamu.com.

         This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the effect of the acquisition on our estimates of future financial results, (ii) statements about our plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

         The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

  delays or difficulties in the integration by Washington Mutual of the acquired business;

  interest rates may increase, which would adversely affect our gains on sales of loans;

  competition from other financial services companies in our markets; and

  the current economic slowdown may continue longer than anticipated, causing an adverse effect on credit quality and loan originations from the acquired business.

        Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our reports filed with the SEC.

        All subsequent written and oral forward-looking statements concerning other matters attributable to either us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Note to editors: To listen to a brief pre-recorded message to investors from Kerry Killinger of Washington Mutual, please dial 800.925.1757 in the U.S. or 402.530.8065 for international callers.

Media Contacts	Investor Relations Contacts

Libby Hutchinson Washington Mutual, Inc. 206.461.2484	JoAnn DeGrande/Ruthanne King Washington Mutual, Inc. 206.461.3186/206.461.6421

Tim O'Leary National Australia Bank Limited +61.414.446.826	Callum Davidson National Australia Bank Limited +61.386.413.500

Judy Garfinkel HomeSide Lending, Inc. 904.281.3319

Steve Bruce/Ian Campbell Abernathy MacGregor Group 212.371.5999/213.630.6550